UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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NORTHSTAR REALTY EUROPE CORP.
(Exact Name of Registrant as Specified in its Charter)
 ___________________________________

Maryland	No. 32-0468861
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor New York, New York
(Address of Principal Executive Office)

10022
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ❑

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ❑
Securities Act registration statement file number to which this form relates: File No. 333-205440
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
NorthStar Realty Europe Corp. (the “Company”) hereby incorporates by reference the description of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder, contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-11 (File No. 333-205440), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2015, as subsequently amended (the “Registration Statement”). In addition, the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.

The Common Stock to be registered on this Form 8-A is to be listed on The New York Stock Exchange (the “NYSE”). In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Company are registered on the NYSE and because the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHSTAR REALTY EUROPE CORP.

Date: October 19, 2015	By:	/s/ Trevor K. Ross
Name: Trevor K. Ross
Title: General Counsel and Secretary